Exhibit 99.1
HOLDERS OF CITADEL CLASS A COMMON STOCK YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. INTERNET http://www.proxyvoting.com/cdela Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. CITADEL BROADCASTING OR CORPORATION TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 05729 FOLD AND DETACH HERE Please mark your votes as THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. indicated in this example X CITADEL BROADCASTING CORPORATION (“CITADEL”) FOR WITHHOLD *EXCEPTIONS The Board of Directors recommends that you vote “For” the following. ALL FOR ALL 3. Election of Directors Proposal to elect each of the two class I director nominees to Citadel’s board of directors: FOR AGAINST ABSTAIN The Board of Directors recommends that you vote “For” the following. 01 Jonathan Mandel 02 Gregory Mrva 1. Adoption of the Merger Agreement (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box Proposal to adopt the Agreement and Plan of Merger, dated as of March 9, above and write that nominee’s name in the space provided below.) 2011, as it may be amended from time to time, among Citadel, Cumulus Media Inc., Cumulus Media Holdings, Inc. (f/k/a Cadet Holding Corporation) *Exceptions and Cadet Merger Corporation (the “merger agreement”). FOR AGAINST ABSTAIN The Board of Directors recommends that you vote “For” the following. 4. Non-Binding, Advisory Vote on Golden Parachute Compensation Proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to Citadel’s named executive officers The Board of Directors recommends that you vote “For” the following. that is based on or otherwise relates to the merger. 2. Adjournment of the Special Meeting The Board of Directors recommends that you vote “For” the following. Proposal to approve the adjournment of the special meeting, if necessary, 5. Appointment of Deloitte & Touche LLP to solicit additional proxies if there are not sufficient votes to adopt the Proposal to ratify the appointment of Deloitte & Touche LLP to serve as merger agreement at the time of the special meeting. Citadel’s independent registered public accountants for the year ending December 31, 2011. 6. Other Business In their discretion, the proxies are authorized to act upon such other business as may properly come before the special meeting or any postponement or adjournment thereof. Please indicate if you plan to attend the special meeting. Yes No Mark Here for Address Change or Comments SEE REVERSE Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature ______________________ Date ____________ Signature _____________________ Date ____________ (Joint Owners)

You can now access your Citadel Broadcasting Corporation account online. Access your Citadel Broadcasting Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Citadel Broadcasting Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE CITADEL BROADCASTING CORPORATION HOLDERS OF CLASS A COMMON STOCK THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS SEPTEMBER 15, 2011 The stockholder(s) hereby appoint(s) Farid Suleman, Randy Taylor and Hilary Glassman, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Citadel Broadcasting Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 A.M., local time on September 15, 2011, at 270 Park Avenue, 2nd floor, New York, NY 10017, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 05729